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Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996 accompanying the financial statements and the financial statement schedules of The Manufacturers Life Insurance Company of America and to the use of our report dated February 2, 1996 accompanying the financial statements of Separate Account Two of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 6 to the Registration Statement No. 33-57020 on Form S-1 and related prospectus of The Manufacturers Life Insurance Company of America.


                                                               Ernst & Young LLP

                                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania

December 6, 1996